Exhibit 99.1

Center Financial to Report Record Second Quarter Results; Company Delays Conference Call and Issuance of Final Q2 Results Pending Adjustments to June 30, 2004 Financial Statements

LOS ANGELES, Aug 04, 2005 (BUSINESS WIRE) — Center Financial Corporation (Nasdaq:CLFC), the holding company of Center Bank, today said it is delaying the timing of its 2005 second quarter earnings news release and conference call, pending adjustments to the company’s previously reported June 30, 2004 financial statements to ensure compliance with hedge accounting principles generally accepted in the United States.

While the company believes that its interest rate swaps have been effective as hedges since their inception in 2001, management recently determined that the method of evaluating the effectiveness of the hedges used in 2002 through 2004 did not meet the technical requirements necessary to qualify for the hedge accounting treatment utilized during those periods. As a result, the company will be restating its results from 2002 through 2004 with respect to the reporting of gains and losses due to changes in the fair market values of its interest rate swaps. Notwithstanding that the restatement is expected to have a material effect on certain of the company’s results of operations during the 2002 through 2004 periods, it is not expected to affect the company’s financial condition for any of those periods.

Center Financial also said it expects to report the following results for the 2005 second quarter:

•	Net income increased to $6.0 million, or $0.36 per diluted share

•	Net loans rose to $1.1 billion

•	Total deposits grew to $1.3 billion

•	Total assets increased to $1.5 billion

•	Return on average assets and return on average equity improved to 1.74% and 24.47%, respectively

•	Efficiency ratio improved to 47.81%

•	Revenues advanced to $26.8 million

•	Net interest income before provision for loan losses increased to $15.6 million

•	Noninterest income rose to $5.0 million

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s largest financial institutions focusing on the Korean-American community, with total assets of $1.5 billion at June 30, 2005. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices across the nation. Of the company’s 16 full-service branches, 14 are located throughout Southern California, along with one branch each in Chicago and Seattle. Center Bank’s nine loan production offices are strategically located in Phoenix, Seattle, Denver, Washington D.C., Las Vegas, Atlanta, Honolulu, Houston and Dallas. Center Bank is a California state-chartered institution and member of the FDIC. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in Center Financial Corp’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2004 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the company’s ability to complete the restatement and file its results for the 2005 second quarter and comparable periods by August 9, 2005. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.